UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2009

World Racing Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18045

Delaware	90-0284113
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

7575-D West Winds Boulevard
Concord, North Carolina 28027
(Address of principal executive offices, including zip code)

(704) 795-7223
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

On August 14, World Racing Group, Inc. (the "Company") issued a press release announcing that the special meeting of stockholders held on August 11, 2009 resulted in the approval by stockholders of an amendment to the Company’s certificate of incorporation to effect a going private transaction.  Under the terms of the transaction, the Company conducted a 1-for-101 reverse stock split whereby each 101 shares of the Company's common stock was converted into one share of common stock. Holders of less than 101 shares of common stock prior to the reverse stock split will receive a cash out price of $0.10 per fractional share. The result of the reverse stock split was a reduction in the number of the Company's stockholders of record to fewer than 300.

The Company intends to file a Form 15 with the Securities and Exchange Commission in order to deregister its common stock and to cease trading on the Over the Counter Bulletin Board exchange.  As a result, the Company will immediately cease to be a public reporting company.

Item 9.01          Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD RACING GROUP, INC. By: /s/ Brian M. Carter Brian M. Carter Chief Executive Officer

Date: August 14, 2009

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press Release announcing the Registrant’s intent to deregister its Common Stock with the Securities and Exchange Commission.